Ford Motor Company



                                     By-Laws






                        As Amended Through August 1, 1997







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                                     BY-LAWS
                                       OF
                               FORD MOTOR COMPANY
                                TABLE OF CONTENTS


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ARTICLE I   - Offices..........................................................................1

ARTICLE II  - Stockholders.....................................................................1
   Section 1.  Annual Meeting..................................................................1
   Section 2.  Special Meetings................................................................1
   Section 3.  Notice of Meetings..............................................................2
   Section 4.  Quorum..........................................................................2
   Section 5.  Organization....................................................................2
   Section 6.  Proxies and Voting..............................................................2
   Section 7.  Stock Lists.....................................................................2
   Section 8.  Ratification....................................................................3
   Section 9.  Judges..........................................................................3

ARTICLE III - Board of Directors...............................................................3
   Section 1.  Number, Term of Office and Eligibility..........................................3
   Section 2.  Meetings........................................................................3
   Section 3.  Notice of Meetings..............................................................4
   Section 4.  Quorum and Organization of Meetings.............................................4
   Section 5.  Powers..........................................................................4
   Section 6.  Reliance upon Books, Reports and Records........................................6
   Section 7.  Compensation of Directors.......................................................6

ARTICLE IV  - Committees.......................................................................6
   Section 1.  Committees of the Board of Directors............................................6
   Section 2.  Audit Committee.................................................................7
   Section 3.  Compensation and Option Committee...............................................7
   Section 4.  Environmental and Public Policy Committee.......................................7
   Section 5.  Finance Committee...............................................................8
   Section 6.  Organization Review and Nominating Committee....................................8
   Section 7.  Other Committees................................................................9
   Section 8.  Rules and Procedures............................................................9
   Section 9.  Application of Article..........................................................9

ARTICLE V   - Officers.........................................................................9
   Section 1.  Officers........................................................................9
   Section 2.  Office of the Chief Executive..................................................10
   Section 3.  Chairman of the Board of Directors.............................................10
   Section 4.  Vice Chairmen of the Board of Directors........................................10
   Section 5.  President......................................................................10
   Section 6.  Chief Operating Officer........................................................10
   Section 7.  Vice Chairmen of the Company, Executive Vice Presidents,
                     Group Vice Presidents and Vice Presidents................................11
   Section 8.  Treasurer and Assistant Treasurer..............................................11

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   Section 9.  Secretary and Assistant Secretary..............................................11
   Section 10. General Counsel................................................................12
   Section 11. Controller.....................................................................12
   Section 12. Salaries.......................................................................12

ARTICLE VI   - Resignations, Removals and Vacancies...........................................12
   Section 1.   Resignations..................................................................12
   Section 2.   Removals......................................................................13
   Section 3.   Vacancies.....................................................................13

ARTICLE VII  - Capital Stock - Dividends - Seal...............................................13
   Section 1.   Certificates of Shares........................................................13
   Section 2.   Addresses of Stockholders.....................................................13
   Section 3.   Lost, Destroyed or Stolen Certificate.........................................14
   Section 4.   Fixing a Record Date..........................................................14
   Section 5.   Regulations...................................................................14
   Section 6.   Corporate Seal................................................................14

ARTICLE VIII - Execution of Contracts and Other Documents.....................................15
   Section 1.   Contracts, etc................................................................15
   Section 2.   Checks, Drafts, etc...........................................................15

ARTICLE IX   - Fiscal Year....................................................................15

ARTICLE X    - Miscellaneous..................................................................15
   Section 1.   Original Stock Ledger.........................................................15
   Section 2.   Notices and Waivers Thereof...................................................16
   Section 3.   Voting upon Stocks............................................................16

ARTICLE XI   - Amendments.....................................................................17


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                                  CERTIFICATION

           The undersigned officer of Ford Motor Company, a Delaware corporation, does hereby certify that the following is a true and correct copy of the By-Laws of the Company in effect on the date hereof.

           Witness my hand and the seal of the Company this      day of 19


                                                          ---------------------
                                                                     Secretary

                                     BY-LAWS

                                       OF

                               FORD MOTOR COMPANY


                                    ARTICLE I

                                     OFFICES

   The registered office of the Company shall be in the City of Wilmington, County of New Castle, State of Delaware. The Company may also have an office in the City of Dearborn, State of Michigan, and at such other places as the Board of Directors may from time to time determine or as the business of the Company may require. The books and records of the Company may be kept (except as otherwise provided by law) at the office of the Company in the City of Dearborn, State of Michigan, outside of the State of Delaware, or at such other places as from time to time may be determined by the Board of Directors.


                                   ARTICLE II

                                  STOCKHOLDERS

   Section 1. Annual Meeting.

   The annual meeting of the stockholders for the purpose of electing directors and of transacting such other business as may come before it shall be held in the City of Detroit, State of Michigan, unless otherwise determined by the Board of Directors, on the second Thursday of May in each and every year, if not a legal holiday, and if a legal holiday then on the next day not a legal holiday. The Board of Directors shall, by resolution duly adopted, fix the place within the City of Detroit, Michigan, or elsewhere if so determined, and the time for the holding of each such meeting. At least twenty (20) days' notice shall be given to each stockholder entitled to vote at such meeting of the place and time so fixed.

   Section 2. Special Meetings.

   Special meetings of the stockholders shall be held at the office of the Company in the City of Dearborn, State of Michigan, unless otherwise determined by resolution of the stockholders or of the Board of Directors, whenever called in the manner required by law for purposes as to which there are special statutory provisions, and for other purposes whenever called by the Chairman of the Board of Directors, a Vice Chairman of the Board of Directors or the President, or by resolution of the Board of Directors, and whenever the holders of thirty percent (30%) or more of the total number of outstanding shares of any class of stock the holders of which are entitled to vote on every matter that is to be voted on without regard to class at such meeting shall file with the Secretary a written application for such meeting stating the time and purpose thereof.

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   Section 3. Notice of Meetings.

   Except as otherwise provided by law, at least twenty (20) days' notice of stockholders' meetings stating the time and place and the objects thereof shall be given by the Chairman of the Board of Directors, a Vice Chairman of the Board of Directors, the President or the Secretary to each stockholder of record having voting power in respect of the business to be transacted thereat. No business other than that stated in the notice shall be transacted at any meeting.

   Section 4. Quorum.

   At any meeting of the stockholders the number of shares the holders of which shall be present or represented by proxy in order to constitute a quorum for, and the votes that shall be necessary for, the transaction of any business shall be as expressly provided in Article FOURTH of the Certificate of Incorporation, as amended. At any meeting of stockholders at which a quorum is not present, the holders of shares entitled to cast a majority of all of the votes (computed, in the case of each share of Class B Stock, as provided in subsection 1.3 of said Article FOURTH) which could be cast at such meeting by the holders of outstanding shares of stock of the Company who are present in person or by proxy and who are entitled to vote on every matter that is to be voted on without regard to class at such meeting may adjourn the meeting from time to time.

   Section 5. Organization.

   The Chairman of the Board of Directors shall act as chairman of meetings of the stockholders. The Board of Directors may designate any other officer or director of the Company to act as chairman of any meeting in the absence of the Chairman of the Board of Directors, and the Board of Directors may further provide for determining who shall act as chairman of any stockholders meeting in the absence of the Chairman of the Board of Directors and such designee.

   The Secretary of the Company shall act as secretary of all meetings of the stockholders, but in the absence of the Secretary the presiding officer may appoint any other person to act as secretary of any meeting.

   Section 6. Proxies and Voting.

   Every stockholder entitled to vote at any meeting may vote in person, or by proxy appointed by an instrument in writing, subscribed by such stockholder or by his or her duly authorized attorney, and filed with the Secretary before being voted on, but no proxy shall be voted after three years from its date unless such proxy provides expressly for a longer period. Shares of the Company's stock belonging to the Company shall not be voted upon directly or indirectly.

   Section 7. Stock Lists.

   A complete list of stockholders entitled to vote at any meeting of stockholders shall be prepared, in alphabetical order by class, by the Secretary and shall be open to the examination of any stockholder, at the place where the meeting is to be held, for at least ten days before the meeting and during the whole time of the meeting.

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   Section 8. Ratification.

   Any transaction questioned in any stockholders' derivative suit, or any other suit to enforce alleged rights of the Company or any of its stockholders, on the ground of lack of authority, defective or irregular execution, adverse interest of any director, officer or stockholder, nondisclosure, miscomputation or the application of improper principles or practices of accounting may be approved, ratified and confirmed before or after judgment by the Board of Directors or by the holders of Common Stock and the holders of Class B Stock voting as provided in subsection 1.6 of Article FOURTH of the Certificate of Incorporation, as amended, and, if so approved, ratified or confirmed, shall have the same force and effect as if the questioned transaction had been originally duly authorized, and said approval, ratification or confirmation shall be binding upon the Company and all of its stockholders and shall constitute a bar to any claim or execution of any judgment in respect of such questioned transaction.

   Section 9. Judges.

   All votes by ballot at any meeting of stockholders shall be conducted by two judges appointed for the purpose either by the directors or by the meeting. The judges shall decide upon the qualifications of voters, count the votes and declare the result.


                                   ARTICLE III

                               BOARD OF DIRECTORS

   Section 1. Number, Term of Office and Eligibility.

   Except as provided by the laws of the State of Delaware or by the Certificate of Incorporation, as amended, the business and the property of the Company shall be managed by or under the direction of a Board of not less than ten and not more than twenty directors, the exact number of which shall be fixed from time to time by resolution of the Board. Each director shall be elected annually by ballot by the holders of Common Stock and the holders of Class B Stock voting as provided in subsection 1.6 of Article FOURTH of the Certificate of Incorporation, as amended, at the annual meeting of stockholders, to serve until his or her successor shall have been elected and shall have qualified, except as provided in this Section. No person may be elected or re-elected a director of the Company if at the time of his or her election or re-election he or she shall have attained the age of seventy years, and the term of any director who shall have attained such age while serving as a director shall terminate as of the time of the first annual meeting of stockholders following his or her seventieth birthday; provided, however, that the Board by resolution may waive such age limitation in any year and from year to year with respect to any director or directors.

   Section 2. Meetings.

   The directors may hold their meetings outside of the State of Delaware, at the office of the Company in the City of Dearborn, State of Michigan, or at such other place as from time to time they may determine.

   The annual meeting of the Board of Directors, for the election of officers and the transaction of other business, shall be held at the World Headquarters of the Company in Dearborn, Michigan, on the same day as, and as soon as practicable following, the annual meeting of stockholders, or at such other time or place as shall be determined by the Board at its regular meeting next preceding said annual meeting of stockholders. No notice of said annual meeting of the Board shall be required to be given to the directors.

   Regular meetings of the Board of Directors may be held at such time and place as shall from time to time be determined by the Board.

   Special meetings of the Board of Directors shall be held whenever called by direction of the Chairman of the Board of Directors, a Vice Chairman of the Board of Directors or the President or by one-third of the directors then in office.

   Section 3. Notice of Meetings.

   The Secretary or an Assistant Secretary shall give notice of the time and place of holding of meetings of the Board of Directors (excepting the annual meeting of directors) by mailing such notice not later than during the second day preceding the day on which such meeting is to be held, or by sending a cablegram, facsimile transmission, mailgram, radiogram, telegram or other form of recorded communication containing such notice or delivering such notice personally or by telephone not later than during the first day preceding the day on which such meeting is to be held to each director. Unless otherwise stated in the notice thereof any and all business may be transacted at any meeting.

   Section 4. Quorum and Organization of Meetings.

   A third of the total number of members of the Board of Directors as constituted from time to time, but in no event less than three, shall constitute a quorum for the transaction of business; but if at any meeting of the Board of Directors there shall be less than a quorum present, a majority of those present may adjourn the meeting from time to time, and the meeting may be held as adjourned without further notice or waiver. Except as otherwise provided by law or by the Certificate of Incorporation, as amended, or by these By-Laws, a majority of the directors present at any duly constituted meeting may decide any question brought before such meeting. Meetings shall be presided over by the Chairman of the Board of Directors, or in his or her absence, by a Vice Chairman of the Board of Directors or the President, as designated by the Board of Directors, or in the absence of all of the aforesaid officers by such other person as the Board of Directors may designate or the members present may select.

   Section 5. Powers.

   In addition to the powers and authorities by these By-Laws expressly conferred upon them, the Board of Directors shall have and may exercise all such powers of the Company and do all such lawful acts and things that are not by statute or by the Certificate of Incorporation, as amended, or by these By-Laws directed or required to be exercised or done by the stockholders. Without prejudice to or limitation of such general powers and any other powers conferred by statute, or by the Certificate of Incorporation, as amended, or by these By-Laws, the Board of Directors shall have the following powers:

           (1) To determine, subject to the requirements of law and of Section 5 of Article FOURTH of the Certificate of Incorporation, as amended, what, if any, dividends shall be declared and paid to the stockholders out of net profits, current or accumulated, or out of surplus or other assets of the Company available for dividends.

           (2) To fix, and from time to time to vary, the amount of working capital of the Company, and to set aside from time to time out of net profits, current or accumulated, or surplus of the Company such amount or amounts as they in their discretion may deem necessary and proper as, or as a safeguard to the maintenance of, working capital, as a reserve for contingencies, as a reserve for repairs, maintenance, or rehabilitation, or as a reserve for revaluation of profits of the Company or for such other proper purpose as may in the opinion of the directors be in the best interests of the Company; and in their sole discretion to abolish or modify any such provision for working capital or any such reserve, and to credit the amount thereof to net profits, current or accumulated, or to the surplus of the Company.

           (3) To purchase, or otherwise acquire for the Company, any business, property, rights or privileges which the Company may at the time be authorized to acquire, at such price or consideration and generally on such terms and conditions as they think fit; and at their discretion to pay therefor either wholly or partly in money, stock, bonds, debentures or other securities of the Company.

           (4) To create, make and issue mortgages, bonds, deeds of trust, trust agreements or negotiable or transferable instruments or securities, secured by mortgage or otherwise, and to do every other act and thing necessary to effect the same.

           (5) To appoint any person or corporation to accept and hold in trust for the Company any property belonging to the Company, or in which it is interested, or for any other purpose, and to execute such deeds and do all things requisite in relation to any such trust.

           (6) To delegate any of the powers of the Board in the course of the business of the Company to any officer, employee or agent, and to appoint any person the agent of the Company, with such powers (including the power to subdelegate) and upon such terms as the Board may think fit.

           (7) To remove any officer of the Company with or without cause, and from time to time to devolve the powers and duties of any officer upon any other person for the time being.

           (8) To confer upon any officer of the Company the power to appoint, remove and suspend subordinate officers, agents and employees.

           (9) To determine who shall be authorized on the Company's behalf, either generally or specifically, to make and sign bills, notes, acceptances, endorsements, checks, releases, receipts, contracts, conveyances, and all other written instruments executed on behalf of the Company.

           (10) To make and change regulations, not inconsistent with these By-Laws, for the management of the Company's business and affairs.

           (11) To adopt and, unless otherwise provided therein, to amend and repeal, from time to time, a bonus or supplemental compensation plan for employees (including employees who are officers or directors) of the Company or any subsidiary. Power to construe, interpret, administer, modify or suspend such plan shall be vested in the Board of Directors or a committee thereof.

           (12) To adopt a retirement plan, or plans, for the purpose of making retirement payments to employees (including employees who are officers or directors) of the Company or of any subsidiary thereof; and to adopt a group insurance plan, or plans, for the purpose of enabling employees (including employees who are officers or directors) of the Company or of any subsidiary thereof to acquire insurance protection; any such retirement plan or insurance plan, unless otherwise provided therein, shall be subject to amendment or revocation by the Board of Directors.

   Section 6. Reliance upon Books, Reports and Records.

   Each director, each member of any committee designated by the Board of Directors and each officer, in the performance of his or her duties, shall be fully protected in relying in good faith upon the books of account or reports made to the Company by any of its officials, or by an independent certified public accountant, or by an appraiser selected with reasonable care by the Board of Directors or by any such committee, or in relying in good faith upon other records of the Company.

   Section 7.  Compensation of Directors.

   Directors, as such, may receive, pursuant to resolution of the Board of Directors, fixed fees and other compensation for their services as directors, including, without limitation, services as members of committees of the directors; provided, however, that nothing herein contained shall be construed to preclude any director from serving the Company in any other capacity and receiving compensation therefor.


                                   ARTICLE IV

                                   COMMITTEES

   Section 1.  Committees of the Board of Directors.

   There are hereby established as committees of the Board of Directors an Audit Committee, a Compensation and Option Committee, an Environmental and Public Policy Committee, a Finance Committee, and an Organization Review and Nominating Committee, each of which shall have the powers and functions set forth in Sections 2, 3, 4, 5, and 6 hereof, respectively, and such additional powers as may be delegated to it by the Board of Directors. The Board of Directors may from time to time establish additional standing committees or special committees of the Board of Directors, each of which shall have such powers and functions as may be delegated to it by the Board of Directors. The Board of Directors may abolish any committee established by or pursuant to this Section 1 as it may deem advisable. Each such committee shall consist of two or more directors, the exact number being determined from time to time by the Board of Directors; provided, however, that membership on the Audit Committee and on the Compensation and Option Committee shall be limited to directors who are not officers or employees of the Company. Designations of the Chairman and members of each such committee, and, if desired, a Vice Chairman and alternates for members, shall be made by the Board of Directors. Each such committee shall have a secretary who shall be designated by its chairman. A vice chairman of a committee shall act as the chairman of the committee in the absence or disability of the chairman.

   Section 2.  Audit Committee.

   The Audit Committee shall select and engage, on behalf of the Company, independent public accountants to (1) audit the books of account and other corporate records of the Company and (2) perform such other duties as the Committee may from time to time prescribe. The Committee shall transmit financial statements certified by such independent public accountants to the Board of Directors after the close of each fiscal year. The selection of independent public accountants for each fiscal year shall be made in advance of the annual meeting of stockholders in such fiscal year and shall be submitted for ratification or rejection at such meeting. The Committee shall confer with such accountants and review and approve the scope of the audit of the books of account and other corporate records of the Company. The Committee shall have the power to confer with and direct the officers of the Company to the extent necessary to review the internal controls, accounting practices, financial structure and financial reporting of the Company. From time to time the Committee shall report to and advise the Board of Directors concerning the results of its consultation and review and such other matters relating to the internal controls, accounting practices, financial structure and financial reporting of the Company as the Committee believes merit review by the Board of Directors. The Committee also shall perform such other functions and exercise such other powers as may be delegated to it from time to time by the Board of Directors.

   Section 3.  Compensation and Option Committee.

   The Compensation and Option Committee shall fix from time to time the salaries of members of the Board of Directors who are officers or employees of the Company and of any and all Vice Chairmen of the Company, Executive Vice Presidents, Group Vice Presidents and Vice Presidents of the Company. It also shall perform such functions as may be delegated to it under the provisions of any bonus, supplemental compensation, special compensation or stock option plan of the Company.


   Section 4.  Environmental and Public Policy Committee.

   The Environmental and Public Policy Committee shall review all aspects of the Company's policies and practices that relate to environmental and public policy considerations facing the Company worldwide. From time to time the Committee shall report and make recommendations to the Board of Directors concerning the results of its review and such other matters relating to the foregoing matters as the Committee believes merit consideration by the Board of Directors. The Committee also shall perform such other functions and exercise such other powers as may be delegated to it from time to time by the Board of Directors.

   Section 5.  Finance Committee.

   The Finance Committee shall include the Chairman of the Board of Directors together with such other directors as the Board of Directors shall designate.

   The Committee during intervals between meetings of the Board of Directors shall have, and may exercise in such manner as it shall deem to be in the best interests of the Company, all the powers of the Board of Directors (except with respect to matters within the powers of the Audit Committee, the Environmental and Public Policy Committee, or the Compensation and Option Committee) concerning the determination of financial policies of the Company and the management of its financial affairs, not inconsistent, however, with law or with such specific directions as to the conduct of affairs as shall have been given by the Board of Directors. The Committee also shall perform such other functions and exercise such other powers as may be delegated to it from time to time by the Board of Directors. The Committee may redelegate from time to time and to the full extent permitted by law, in writing, to any officer or employee of the Company any of such powers.

   During intervals between meetings of the Committee, the Chairman, and, if any, the Vice Chairman, of the Committee shall have and may exercise such of the powers of the Committee as from time to time shall be conferred upon them by resolution of the Board of Directors or of the Finance Committee.

   All actions by the Committee shall be reported to the Board of Directors and shall be subject to revision by the Board of Directors, provided no acts or rights of third parties shall be affected thereby.


   Section 6.  Organization Review and Nominating Committee.

   The Organization Review and Nominating Committee from time to time shall consider and make recommendations to the Board of Directors, to the Chairman of the Board of Directors and to the Chief Operating Officer with respect to the management organization of the Company, the nominations or elections of directors and officers of the Company and the appointments of such other employees of the Company as shall be referred to the Committee.

   The Committee from time to time shall consider the size and composition of the Board of Directors and make recommendations to the Board of Directors with respect to such matters. Prior to the annual meeting of stockholders each year, and prior to any special meeting of stockholders at which a director is to be elected, the Committee shall recommend to the Board of Directors persons proposed to constitute the nominees whose election at such meeting will be recommended by the Board of Directors.

   The authority vested in the Committee by this section shall not derogate from the power of individual members of the Board of Directors to recommend or place in nomination persons other than those recommended by the Committee.

   The Committee also shall perform such other functions and exercise such other powers as may be delegated to it from time to time by the Board of Directors.

   Section 7.  Other Committees.

   The Board of Directors, or any committee, officer or employee of the Company may establish additional standing committees or special committees to serve in an advisory capacity or in such other capacities as may be permitted by law, by the Certificate of Incorporation and by the By-Laws. The members of any such committee need not be members of the Board of Directors. Any committee established pursuant to this Section 6 may be abolished by the person or body by whom it was established as he, she or it may deem advisable. Each such committee shall consist of two or more members, the exact number being determined from time to time by such person or body. Designations of members of each such committee and, if desired, alternates for members, shall be made by such person or body, at whose will all such members and alternates shall serve. The chairman of each such committee shall be designated by such person or body.
Each such committee shall have a secretary who shall be designated by the chairman.

   Section 8. Rules and Procedures.

   Each committee may fix its own rules and procedures and shall meet at such times and places as may be provided by such rules, by resolution of the committee, or by call of the chairman or vice chairman. Notice of meeting of each committee, other than of regular meetings provided for by its rules or resolutions, shall be given to committee members. The presence of one-third of its members, but not less than two, shall constitute a quorum of any committee, and all questions shall be decided by a majority vote of the members present at the meeting. All action taken at each committee meeting shall be recorded in minutes of the meeting.

   Section 9.  Application of Article.

   Whenever any provision of any other document relating to any committee of the Company named therein shall be in conflict with any provision of this Article IV, the provisions of this Article IV shall govern, except that if such other document shall have been approved by the stockholders, voting as provided in the Certificate of Incorporation, or by the Board of Directors, the provisions of such other document shall govern.


                                    ARTICLE V

                                    OFFICERS

   Section 1.  Officers.

   The Officers of the Company shall include a Chairman of the Board of Directors and may include one or more Vice Chairmen of the Board of Directors and a President, each of whom shall be chosen from among the directors, and one or more Vice Chairmen of the Company, one or more Executive Vice Presidents, one or more Group Vice Presidents, one or more Vice Presidents, a Treasurer, a Controller and a Secretary, each of whom shall be elected by the Board of Directors to hold office until his or her successor shall have been chosen and shall have qualified. The Board of Directors may elect or appoint one or more Assistant Treasurers, one or more Assistant Secretaries, and such other officers as it may deem necessary, or desirable, each of whom shall have such authority, shall perform such duties and shall hold office for such term as may be prescribed by the Board of Directors from time to time. Any person may hold at one time more than one office.

   Section 2. Office of the Chief Executive.

   The Chairman of the Board of Directors and such other members as the Chief Executive Officer shall designate shall constitute the Office of the Chief Executive. Subject to the provisions of these By-Laws and to the direction of the Board of Directors and the Chief Executive Officer, the members of this Office shall share in the responsibilities for the general management and control of the affairs and business of the Company.

   Section 3. Chairman of the Board of Directors.

   The Chairman of the Board of Directors shall be the Chief Executive Officer of the Company. He or she shall be a member of the Office of the Chief Executive and, a subject to the provisions of these By-Laws and to the direction of the Board of Directors, shall have ultimate authority for decisions relating to the general management and control of the affairs and business of the Company and shall perform all other duties and exercise all other powers commonly incident to the position of Chief Executive Officer or which are or from time to time may be delegated to him or her by the Board of Directors, or which are or may at any time be authorized or required by law. He or she shall preside at all meetings of the Board of Directors. He or she may redelegate from time to time and to the full extent permitted by law, in writing, to officers or employees of the Company any or all of such duties and powers, and any such redelegation may be either general or specific. Whenever he or she so shall delegate any of his or her authority, he or she shall file a copy of the redelegation with the Secretary of the Company.

   Section 4. Vice Chairmen of the Board of Directors.

   Subject to the provisions of these By-Laws and to the direction of the Board of Directors and of the Chief Executive Officer, the Vice Chairmen of the Board of Directors shall have such powers and shall perform such duties as from time to time may be delegated to them by the Board of Directors or by the Chief Executive Officer, or which are or may at any time be authorized or required by law.

   Section 5. President.

   Subject to the provisions of these By-Laws and to the direction of the Board of Directors and of the Chief Executive Officer, the President shall have such powers and shall perform such duties as from time to time may be delegated to him or her by the Board of Directors or by the Chief Executive Officer, or which are or may at any time be authorized or required by law.

   Section 6. Chief Operating Officer.

   The Chief Operating Officer shall be selected by the Board of Directors from among the Vice Chairmen of the Board of Directors and the President. Subject to the provisions of these By-Laws and to the direction of the Board of Directors and of the Chief Executive Officer, he or she shall have such powers and shall perform such duties as from time to time may be delegated to him or her by the Board of Directors or by the Chief Executive Officer, or which are or may at any time be authorized or required by law. In the absence or disability of the Chairman of the Board of Directors, or in the event of, and during the period of, a vacancy in such office, the Chief Operating Officer also shall be the Chief Executive Officer.

     Section 7. Vice Chairmen of the Company, Executive Vice Presidents, Group Vice Presidents and Vice Presidents.

   Each of the Vice Chairmen of the Company, each of the Executive Vice Presidents, each of the Group Vice Presidents and each of the other Vice Presidents shall have such powers and shall perform such duties as may be delegated to him or her by the Board of Directors, by the Chairman of the Board of Directors or by the Chief Operating Officer.

   In addition, the Board of Directors shall designate one of the Vice Chairmen of the Company, Executive Vice Presidents, Group Vice Presidents, or Vice Presidents as the Chief Financial Officer, who, among his or her other powers and duties, shall provide and maintain, subject to the direction of the Board of Directors and the Finance Committee, financial and accounting controls over the business and affairs of the Company. Such office shall maintain, among others, adequate records of the assets, liabilities and financial transactions of the Company, and shall direct the preparation of financial statements, reports and analyses. The Chief Financial Officer shall perform such other duties and exercise such other powers as are incident to such functions, subject to the control of the Board of Directors.

   Section 8. Treasurer and Assistant Treasurer.

   The Treasurer, subject to the direction of the Board of Directors, shall have the care and custody of all funds and securities which may come into his or her hands. When necessary or proper he or she shall endorse on behalf of the Company, for collection, checks, notes and other obligations, and shall deposit all funds of the Company in such banks or other depositaries as may be designated by the Board of Directors or by such officers or employees as may be authorized by the Board of Directors so to designate. He or she shall perform all acts incident to the office of Treasurer, subject to the control of the Board of Directors. He or she may be required to give a bond for the faithful discharge of his or her duties, in such sum and upon such conditions as the Board of Directors may require.

   At the request of the Treasurer, any Assistant Treasurer, in the case of the absence or inability to act of the Treasurer, temporarily may act in his or her place. In the case of the death of the Treasurer, or in the case of his or her absence or inability to act without having designated an Assistant Treasurer to act temporarily in his or her place, the Assistant Treasurer so to perform the duties of the Treasurer shall be designated by the Chairman of the Board of Directors, the Chief Operating Officer, a Vice Chairman of the Company or an Executive Vice President.

   Section 9. Secretary and Assistant Secretary.

   The Secretary shall keep the minutes of the meetings of the stockholders and of the Board of Directors, and, when required, the minutes of meetings of the committees, and shall be responsible for the custody of all such minutes. Subject to the direction of the Board of Directors, the Secretary shall have custody of the stock ledgers and documents of the Company. He or she shall have custody of the corporate seal and shall affix and attest such seal to any instrument whose execution under seal shall have been duly authorized. He or she shall give notice of meetings and, subject to the direction of the Board of Directors, shall perform all other duties and enjoy all other powers commonly incident to his or her office.

   At the request of the Secretary, any Assistant Secretary, in the case of the absence or inability to act of the Secretary, temporarily may act in his or her place. In the case of the death of the Secretary, or in the case of his or her absence or inability to act without having designated an Assistant Secretary to act temporarily in his or her place, the Assistant Secretary or other person so to perform the duties of the Secretary shall be designated by the Chairman of the Board of Directors, the Chief Operating Officer, a Vice Chairman of the Company or an Executive Vice President.

   Section 10. General Counsel.

   The Company may have a General Counsel who shall be appointed by the Board of Directors and who shall have general supervision of all matters of a legal nature concerning the Company.

   Section 11. Controller.

   The Controller shall have such powers and shall perform such duties as may be delegated to him or her by the Board of Directors, the Chairman of the Board of Directors, the Chief Operating Officer or the appropriate Vice Chairman of the Company, Executive Vice President, Group Vice President or Vice President.

   Section 12. Salaries.

   Salaries of officers, agents or employees shall be fixed from time to time by the Board of Directors or by such committee or committees, or person or persons, if any, to whom such power shall have been delegated by the Board of Directors. An employment contract, whether with an officer, agent or employee, if expressly approved or specifically authorized by the Board of Directors, may fix a term of employment thereunder; and such contract, if so approved or authorized, shall be valid and binding upon the Company in accordance with the terms thereof, provided that this provision shall not limit or restrict in any way the right of the Company at any time to remove from office, discharge or terminate the employment of any such officer, agent or employee prior to the expiration of the term of employment under any such contract, except that the Company shall not thereby be relieved of any continuing liability for salary or other compensation provided for in such contract.


                                   ARTICLE VI

                      RESIGNATIONS, REMOVALS AND VACANCIES

   Section 1. Resignations.

   Any director, officer or agent of the Company, or any member of any committee, may resign at any time by giving written notice to the Board of Directors, to the Chairman of the Board of Directors, to a Vice Chairman of the Board of Directors, to the President or to the Secretary of the Company. Any such resignation shall take effect at the time specified therein, or if the time be not specified therein, then upon receipt thereof. The acceptance of such resignation shall not be necessary to make it effective.

   Section 2. Removals.

   At any meeting thereof called for the purpose, the holders of Common Stock and the holders of Class B Stock voting as provided in subsection 1.6 of Article FOURTH of the Certificate of Incorporation, as amended, may remove from office or terminate the employment of any director, officer or agent with or without cause; and the Board of Directors, by vote of not less than a majority of the entire Board at any meeting thereof called for the purpose, may, at any time, remove from office or terminate the employment of any officer, agent or member of any committee.

   Section 3. Vacancies.

   Subject to the last sentence of Section 1 of Article III, any vacancy in the office of any director, officer or agent through death, resignation, removal, disqualification, increase in the number of directors or other cause may be filled by the Board of Directors (in the case of vacancies in the Board, by the affirmative vote of a majority of the directors then in office, even though less than a quorum remains) and the person so elected shall hold office until his or her successor shall have been elected and shall have qualified.


                                   ARTICLE VII

                          CAPITAL STOCK-DIVIDENDS-SEAL

   Section 1. Certificates of Shares.

   The certificates for shares of the capital stock of the Company shall be in such form, not inconsistent with the Certificate of Incorporation, as amended, as shall be approved by the Board of Directors. The certificates shall be signed by the Chairman of the Board of Directors, a Vice Chairman of the Board of Directors, the President, a Vice Chairman of the Company, an Executive Vice President, a Group Vice President or a Vice President, and also by the Treasurer or an Assistant Treasurer, or the Secretary or an Assistant Secretary. Any and all signatures may be facsimiles.

   All certificates shall bear the name of the person owning the shares represented thereby, shall state the number of shares represented by such certificate and the date of issue; and such information shall be entered in the Company's original stock ledger.

   Section 2. Addresses of Stockholders.

   It shall be the duty of every stockholder to notify the Company of his or her post office address and of any change therein. The latest address furnished by each stockholder shall be entered on the original stock ledger of the Company and the latest address appearing on such original stock ledger shall be deemed conclusively to be the post office address and the last-known post office address of such stockholder. If any stockholder shall fail to notify the Company of his or her post office address, it shall be sufficient to send corporate notices to such stockholder at the address, if any, understood by the Secretary to be his or her post office address, or in the absence of such address, to such stockholder, at the General Post Office in the City of Wilmington, State of Delaware.

   Section 3. Lost, Destroyed or Stolen Certificate.

   Any person claiming a stock certificate in lieu of one lost, destroyed or stolen, shall give the Company an affidavit as to his, her or its ownership of the certificate and of the facts which go to prove that it has been lost, destroyed or stolen. If required by the Board of Directors, he, she or it also shall give the Company a bond, in such form as may be approved by the Board of Directors, sufficient to indemnify the Company against any claim that may be made against it on account of the alleged loss of the certificate or the issuance of a new certificate.

   Section 4. Fixing a Record Date.

   The Board of Directors may fix in advance a date not exceeding (i) sixty (60) days preceding the date of any meeting of stockholders, or the date for payment of any dividend, or the date for the allotment of rights, or the date when any change or conversion or exchange of stock shall go into effect (other than conversions or exchanges pursuant to Sections 2, 3 or 4 of Article FOURTH of the Certificate of Incorporation, as amended), as a record date for the determination of the stockholders entitled to notice of and to vote at any such meeting and any adjournment thereof, or entitled to payment of any such dividend or to any such allotment of rights or to exercise the rights in respect of any such change, or conversion or exchange of stock (other than conversions or exchanges pursuant to Sections 2, 3 or 4 of Article FOURTH of the Certificate of Incorporation, as amended), or (ii), ten (10) days after adoption of the resolution fixing such date, as a record date for the determination of the stockholders entitled to consent in writing to corporate action; and in any such case, such stockholders and only such stockholders, as shall be stockholders of record on the date so fixed, shall be entitled, subject to the provisions of Article FOURTH of the Certificate of Incorporation, as amended, to such notice of and to vote at such meeting and any adjournment thereof or to receive payment of such dividend or to receive such allotment of rights or to exercise such rights or to give such consent, as the case may be, notwithstanding any transfer of any stock on the books of the Company after such record date.

   Section 5. Regulations.

   The Board of Directors shall have power and authority to make all such rules and regulations not inconsistent with any of the provisions of Sections 2, 3, 4 or 5 of Article FOURTH of the Certificate of Incorporation, as amended, as it may deem expedient, concerning the issue, transfer and registration of certificates for shares of the stock of the Company.

   Section 6. Corporate Seal.

   The corporate seal shall have inscribed thereon the name of the Company, the year of its organization, and the words "Corporate Seal" and "Delaware." If and when so authorized by the Board of Directors, a duplicate of the seal may be kept and used by the Secretary or Treasurer or by any Assistant Secretary or Assistant Treasurer.

                                  ARTICLE VIII

                   EXECUTION OF CONTRACTS AND OTHER DOCUMENTS

   Section 1. Contracts, etc.

   Except as otherwise prescribed in these By-Laws, such officers, employees or agents of the Company as shall be specified by the Board of Directors shall sign, in the name and on behalf of the Company, all deeds, bonds, contracts, mortgages and other instruments or documents, the execution of which shall be authorized by the Board of Directors; and such authority may be general or confined to specific instances. Except as so authorized by the Board of Directors, no officer, agent or employee of the Company shall have power or authority to bind the Company by any contract or engagement or to pledge, mortgage, sell or otherwise dispose of its credit or any of its property or to render it pecuniarily liable for any purpose or in any amount.

   Section 2. Checks, Drafts, etc.

   Except as otherwise provided in these By-Laws, all checks, drafts, notes, bonds, bills of exchange or other orders, instruments or obligations for the payment of money shall be signed by such officer or officers, employee or employees, or agent or agents, as the Board of Directors shall by resolution direct. The Board of Directors may, in its discretion, also provide by resolution for the countersignature or registration of any or all such orders, instruments or obligations for the payment of money.


                                   ARTICLE IX

                                   FISCAL YEAR

   The fiscal year of the Company shall begin the first day of January in each year.


                                    ARTICLE X

                                  MISCELLANEOUS

   Section 1. Original Stock Ledger.

   As used in these By-Laws and in the Certificate of Incorporation, as amended, the words "original stock ledger" shall mean the record maintained by the Secretary of the Company of the name and address of each of the holders of shares of any class of stock of the Company, and the number of shares and the numbers of the certificates for such shares held by each of them, taking into account transfers at the time made by and recorded on the transfer sheets of each of the Transfer Agents of the Company although such transfers may not then have been posted in the record maintained by the Secretary.

   Section 2. Notices and Waivers Thereof.

   Whenever any notice whatever is required by these By-Laws or by the Certificate of Incorporation, as amended, or by any of the laws of the State of Delaware to be given to any stockholder, director or officer, such notice, except as otherwise provided by the laws of the State of Delaware, may be given personally or by telephone or be given by cablegram, facsimile transmission, mailgram, radiogram, telegram or other form of recorded communication, addressed to such stockholder at the address set forth as provided in Section 2 of Article VII, or to such director or officer at his or her Company location, if any, or at such address as appears on the books of the Company, or the notice may be given in writing by depositing the same in a post office, or in a regularly maintained letter box, in a postpaid, sealed wrapper addressed to such stockholder at the address set forth in Section 2 of Article VII, or to such director or officer at his or her Company location, if any, or such address as appears on the books of the Company.

   Any notice given by cablegram, mailgram, radiogram or telegram shall be deemed to have been given when it shall have been delivered for transmission. Any notice given by facsimile transmission or other form of recorded communication shall be deemed to have been given when it shall have been transmitted. Any notice given by mail shall be deemed to have been given when it shall have been mailed.

   A waiver of any such notice in writing, including by cablegram, facsimile transmission, mailgram or telegram, signed or dispatched by the person entitled to such notice or by his or her duly authorized attorney, whether before or after the time stated therein, shall be deemed equivalent to the notice required to be given, and the presence at any meeting of any person entitled to notice thereof shall be deemed a waiver of such notice as to such person.

   Section 3. Voting upon Stocks.

   The Board of Directors (whose authorization in this connection shall be necessary in all cases) may from time to time appoint an attorney or attorneys or agent or agents of the Company, or may at any time or from time to time authorize the Chairman of the Board of Directors, any Vice Chairman of the Board of Directors, the President, any Vice Chairman of the Company, any Executive Vice President, any Group Vice President, any Vice President, the Treasurer or the Secretary to appoint an attorney or attorneys or agent or agents of the Company, in the name and on behalf of the Company, to cast the votes which the Company may be entitled to cast as a stockholder or otherwise in any other corporation or association, any of the stock or securities of which may be held by the Company, at meetings of the holders of the stock or other securities of such other corporation or association, or to consent in writing to any action by any such other corporation or association, and the Board of Directors or any aforesaid officer so authorized may instruct the person or persons so appointed as to the manner of casting such votes or giving such consent, and the Board of Directors or any aforesaid officer so authorized may from time to time authorize the execution and delivery, on behalf of the Company and under its corporate seal, or otherwise, of such written proxies, consents, waivers or other instruments as may be deemed necessary or proper in the premises.

                                   ARTICLE XI

                                   AMENDMENTS

   The Board of Directors shall have power to make, alter, amend or repeal the By-Laws of the Company by vote of not less than a majority of the entire Board at any meeting of the Board. The holders of Common Stock and the holders of Class B Stock voting as provided in subsection 1.6 of Article FOURTH of the Certificate of Incorporation, as amended, shall have power to make, alter, amend or repeal the By-Laws at any regular or special meeting, if the substance of such amendment be contained in the notice of such meeting of stockholders.